Exhibit 99.1

XPO Logistics to Acquire Norbert Dentressangle SA, a Leading Global

Provider of Contract Logistics; Freight Brokerage and Transportation;

and Global Forwarding Services

XPO to become a top ten worldwide logistics company and leading European outsourced

e-fulfillment provider

The acquisition will more than triple XPO’s EBITDA run rate to approximately $545 million,

and increase its revenue to approximately $8.5 billion, nearly achieving the company’s 2017 targets two years ahead of plan

Complementary service offerings and geographies will enable widespread cross-selling to an established base of multinational companies

The transaction is valued at €3.24 billion ($3.53 billion USD) and is expected to close in the second quarter of 2015

Norbert Dentressangle’s supervisory board has unanimously approved entry into a tender offer support agreement

Conference call scheduled for April 29, 2015 at 8:00 AM Eastern Time / 14:00 Central

European Time

GREENWICH, Conn. USA and LYON, France – April 28, 2015 – XPO Logistics, Inc. (“XPO Logistics” or “XPO”) (NYSE: XPO) and Norbert Dentressangle SA (“Norbert Dentressangle”) (Euronext: GND) today announced that they have entered into a definitive agreement for XPO Logistics to acquire a majority interest in Norbert Dentressangle and launch a tender offer for the remaining shares. Norbert Dentressangle is a leading global provider of contract logistics, including e-commerce fulfillment; freight brokerage and transportation; and global forwarding services.

Headquartered in Lyon, France, Norbert Dentressangle has 662 locations and approximately 42,350 employees, and serves a blue chip customer base that includes some of the world’s largest companies. Norbert Dentressangle’s transportation and logistics services complement XPO’s offerings in contract logistics, freight brokerage and global forwarding. The company had €5.1 billion ($5.5 billion USD) in pro-forma trailing 12-month revenue for the year-ended December 31, 2014.

Highlights of the Proposed Transaction

•	The market value of the transaction for Norbert Dentressangle shareholders is €2.17 billion, based on 9.9 million fully-diluted outstanding shares. The total transaction value is approximately €3.24 billion, including €1.08 billion of net debt. The board of directors of XPO and the supervisory board of Norbert Dentressangle have unanimously approved the transaction.

•	XPO has entered into a binding agreement to purchase from Mr. Norbert Dentressangle and his family all of their shares in Norbert Dentressangle, representing 67% of the company’s outstanding shares. The agreed price per share is €217.50, excluding €1.80 dividend per share to be paid prior to the close of the transaction. The transaction is subject only to receipt of antitrust clearances in the United States and Germany. Following receipt of such clearances, XPO will launch an all-cash simplified tender offer to acquire the remaining outstanding shares of Norbert Dentressangle. Shareholders of Norbert Dentressangle will receive €217.50 of cash for each ordinary share of Norbert Dentressangle, assuming the offer is launched after the payment of the dividend. If the tender results in XPO holding more than 95% of Norbert Dentressangle’s ordinary shares and voting rights, XPO intends to squeeze out minority shareholders and delist the shares. The proposed transactions are structured in accordance with the General Regulation of the French securities regulator, the Autorité des marchés financiers, and all applicable securities laws and regulations in the United States.

•	The purchase price represents an aggregate consideration of 9.1 times consensus 2015 EBITDA of €357 million (approximately $388 million USD). The per-share cash price represents a premium of approximately 34 percent compared to the closing price of Norbert Dentressangle ordinary shares on April 27, 2015.

•	The transaction is not conditioned on financing. Morgan Stanley has provided a financing commitment for up to $2.6 billion. XPO has over $1 billion in cash and an undrawn $415 million ABL revolver.

•	Approximately €350 million of Norbert Dentressangle asset-backed financing will remain in place under XPO after the close.

•	Hervé Montjotin, chairman of the executive board and chief executive officer of Norbert Dentressangle, will serve as chief executive officer of XPO’s European business and president of the parent company.

•	XPO intends not to reduce the total number of full-time employees in France for a period of at least 18 months from closing. Additionally, XPO intends to maintain the European headquarters of Norbert Dentressangle in Lyon, and also intends to maintain the headquarters and center of decision of Norbert Dentressangle’s European logistics business in France, as well as Norbert Dentressangle’s transportation business in the department of Drôme.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “This is a defining moment in the growth of XPO. Our planned acquisition of Norbert Dentressangle will catapult XPO to a top ten global logistics company. It will more than triple our EBITDA to $545 million and increase our revenue to about $8.5 billion upon completion of the tender offer, nearly achieving our 2017 financial targets two years ahead of plan. The acquisition of Norbert Dentressangle is a major leap forward, but we’re still in the early innings of our long-term growth plan.”

Jacobs continued, “In Norbert Dentressangle, we are acquiring a company that has been meticulously built over the last four decades. I am extremely pleased that Norbert Dentressangle’s executive leader, Hervé Montjotin, will serve as chief executive officer of our European business and president of the parent company. I look forward to working closely with Hervé as we execute XPO’s global strategy.”

Hervé Montjotin, chairman of the executive board and chief executive officer of Norbert Dentressangle, said, “By joining XPO, we will become part of an organization that shares the ambition that has guided us since the creation of Norbert Dentressangle 36 years ago: to become a global partner able to effectively support our customers in the management of their supply chains. As XPO’s platform for growth in Europe, we can continue to pursue this goal on an even larger scale, to the benefit of our customers and employees. I am proud to lead this growth for XPO, together with the current management board.”

Compelling Rationale and Commercial Synergies

•	Norbert Dentressangle offers services that strongly mirror XPO’s portfolio: contract logistics, including e-fulfillment; freight brokerage; an asset-light palletized network; freight management; dedicated and owned truckload; and global freight forwarding. XPO intends to use the acquired operations as a platform to grow its business in Europe.

•	XPO expects to realize substantial, company-wide cross-selling opportunities from the combination. For 36 years, Norbert Dentressangle has built a loyal base of blue chip customers that includes multinational companies, many of which are not currently served by XPO. These customers will have an opportunity to consolidate their supply chain relationships with XPO and benefit from a single source with a global footprint. Norbert Dentressangle serves customers in retail, food and beverage, manufacturing, chemicals, agriculture, e-commerce and high tech. The company’s largest customer represents less than 4% of revenue.

•	Norbert Dentressangle’s Red Online service leads the €5 billion outsourced e-fulfillment market in Europe, with €242 million revenue in 2014 and 31% organic growth. It serves both B2B and B2C customers in the United Kingdom, Spain and France. Norbert Dentressangle has leading capabilities in high-growth reverse logistics.

•	XPO will gain global scale in freight brokerage and managed transportation, two of its core services, with the ability to employ technology and best practices. XPO intends to deploy its proprietary Freight Optimizer platform in Europe to facilitate best-in-class carrier sourcing and customer service. Norbert Dentressangle currently generates over €1 billion of freight brokerage revenue annually. Road transport in its primary markets of the United Kingdom, Spain and France is an estimated €95 billion opportunity.

•	The transaction will give XPO access to Europe’s largest fleet network through a mix of 7,700 owned trucks, 3,200 trucks contracted through owner-operators and access to an additional 12,000 independent carriers. XPO will gain lane density covering approximately 90% of the eurozone’s GDP-producing regions. Norbert’s transportation business includes €250 million of revenue from dedicated carriage.

•	Asset intensity in Norbert Dentressangle’s business is low, with annual net capex of approximately 2.5% of revenue on average.

•	The transaction will create a top ten worldwide contract logistics company based on combined revenue and 129 million square feet of facility space. Most of the facilities are leased and dedicated to high-value-added warehousing operations, including cold chain and reverse logistics. Norbert Dentressangle’s €2.6 billion contract logistics business has deep customer relationships as evidenced by a 97% customer renewal rate. Approximately 26% of contract logistics revenues are generated in the United States.

•	The combination will increase XPO’s global freight forwarding revenue to approximately $425 million annually and provide greater access to Euro-Asia trade lanes. XPO expects the added volume to improve its air and sea transportation buy rates for its customers.

•	XPO intends to make substantial investments in the growth of its acquired European operations, in part through the application of technology. XPO expects its combined annual spend on technology to be approximately $225 million after closing.

•	XPO has looked beyond North America to capitalize on three favorable dynamics: the timing of its investment in the eurozone as the economy begins to rebound from the trough; a strong U.S. dollar relative to the euro; and the acquisition opportunities presented by a fragmented European transportation and logistics industry where Norbert Dentressangle holds leadership positions.

•	Substantially all of the management team of Norbert Dentressangle is expected to join XPO upon completion of the transaction.

•	XPO’s multinational operations will further enhance the company’s position as an employer of choice that facilitates the worldwide sharing of best practices in support of operational excellence. The combination will create numerous opportunities for its employees to move within Europe and between North America and Europe.

•	Following the closing, XPO will rebrand the acquired operations under the single global name XPO Logistics. The company expects to have combined scale of approximately 52,350 employees at 863 locations in 27 countries.

Advisors

Morgan Stanley is serving as financial advisor to XPO Logistics, and Wachtell, Lipton, Rosen & Katz and Darrois Villey Maillot Brochier are acting as legal advisors. Rothschild and JP Morgan are serving as financial advisors to Norbert Dentressangle, and Bredin Prat is acting as legal advisor.

Conference Call

XPO Logistics will hold a conference call to discuss the proposed transaction on Wednesday, April 29, 2015, at 8:00 a.m. Eastern Time / 14:00 Central European Time. Participants can call toll-free (from U.S./Canada) 1-800-708-4539; international callers dial +1-847-619-6396. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until May 29, 2015. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 39598058.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) facilitates more than 37,000 deliveries a day as one of the fastest growing providers of transportation logistics services in North America. XPO is a leading provider of highly engineered, technology-enabled contract logistics, the second largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, and the largest manager of expedited shipments. Additionally, the company has growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage.

XPO, with headquarters in Greenwich, Conn., USA, has 201 locations and approximately 10,000 employees. Its two business segments – transportation and logistics – utilize relationships with ground, rail, sea and air carriers and other suppliers to serve over 15,000 customers in the manufacturing, industrial, retail, technology, aerospace, commercial, life sciences and government sectors. The company has more than 4,900 independently owned trucks under contract to its drayage, expedited and last mile subsidiaries, and has access to additional capacity through its relationships with over 30,000 other carriers. www.xpo.com

About Norbert Dentressangle

Norbert Dentressangle, with headquarters in Lyon, France, is a leading global provider of contract logistics, including e-commerce fulfillment; freight brokerage and transportation; and global forwarding services. The company had pro-forma 2014 revenue of €5.1 billion. Norbert Dentressangle has approximately 42,350 employees and 662 locations in 24 countries. The company provides supply chain solutions to a diverse base of approximately 20,000 customers, including many of the world’s largest companies. Norbert Dentressangle is traded under the code GND (Isin FR0000052870) on Euronext Paris (category A) and Euronext London. www.norbert-dentressangle.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of French stock exchange regulations, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected closing dates for the transactions, the expected impact of the acquisition and the related financing, including the expected impact on XPO Logistics’ results of operations and EBITDA, the retention of the Norbert Dentressangle management team, the expected ability to integrate operations and technology platforms and to cross-sell services, and the expected ability to retain Norbert Dentressangle’s businesses and to grow XPO’s and Norbert Dentressangle’s businesses. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Norbert Dentressangle acquisition, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals; XPO’s ability to successfully complete the contemplated tender offer and the squeeze out of Norbert Dentressangle’s publicly held shares; the ability to successfully integrate and realize anticipated synergies and cost savings with respect to Norbert Dentressangle and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Norbert Dentressangle’s management team; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and Norbert Dentressangle’s networks of third-party transportation providers; the ability to retain XPO’s, Norbert Dentressangle’s and other acquired companies’ largest customers; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, Norbert Dentressangle or their respective businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither XPO nor Norbert Dentressangle undertakes any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

In accordance with French law, the documentation relating to the simplified public offer targeting Norbert Dentressangle, which, if it is filed, will include the terms and conditions of the offer, will be subject to review by the AMF. The offer will only be opened once the AMF has granted its clearance. Information concerning Norbert Dentressangle contained in this press release has been elaborated based on publicly available sources.

Contacts:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Norbert Dentressangle SA

Thierry Leduc, +33 4 72 83 66 00

thierry.leduc@norbert-dentressangle.com

Clémence Choutet, +33 4 72 83 66 00

clemence.choutet@norbert-dentressangle.com

Brunswick Group

Gemma Hart, +1-212-333-3810

Laurent Perpere, +33 1 53 96 83 83

DGM

Olivier Labesse, +33 1 40 70 11 89

ol@dgm-conseil.fr

Hugues Schmitt +33 1 40 70 11 89

h.schmitt@dgm-conseil.fr

Thomas de Climens +33 1 40 70 11 89

thomasdeclimens@dgm-conseil.fr